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                                                                    Exhibit 23.1






                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Uproar, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Uproar Inc. of our report dated August 4, 1999 and December 16, 1999, relating to the consolidated balance sheet of Uproar Inc. and subsidiaries as of December 31,1998, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for the years ended December 31, 1997 and 1998, which report appears in the registration statement no 333-93315 on Form S-1.



                                                /s/ KPMG Hungaria Kft
                                                ---------------------
                                                KPMG Hungaria Kft



Budapest, Hungary
October 30, 2000